EX-99.77.I - Terms of new or amended securities
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Effective March 14, 2009, Service Shares of the Goldman Sachs
Retirement Strategy 2010 Portfolio, Goldman Sachs Retirement Strategy 2015 Portfolio, Goldman Sachs Retirement Strategy 2020 Portfolio, Goldman Sachs Retirement Strategy 2030 Portfolio, Goldman Sachs Retirement Strategy 2040 Portfolio, Goldman Sachs Retirement Strategy 2050 Portfolio and Goldman Sachs Concentrated Growth Fund were liquidated and are no longer offered.